As filed with the Securities and Exchange Commission on June 6, 2008.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAUL CENTERS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	52-1833074
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7501 Wisconsin Avenue

Bethesda, Maryland 20814

(301) 986-6200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Scott Schneider

Saul Centers, Inc.

7501 Wisconsin Avenue

Bethesda, Maryland 20814

(Name and Address of Agent for Service)

(301) 986-6200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jeffrey B. Grill, Esq.

Pillsbury Winthrop Shaw Pittman LLP

2300 N Street, N.W.

Washington, D.C. 20037

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐    Accelerated filer  ☒    Non-accelerated filer  ☐    Smaller reporting company  ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, $.01 par value per share (2)	2,000,000	$50.95	$101,900,000	$4,004.67

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based on the average of high and low reported sales price on June 4, 2008 on the New York Stock Exchange.
(2)	Such shares are being registered for resale from time to time by B.F. Saul Real Estate Investment Trust, Dearborn, L.L.C., and Westminster Investing Corporation, the selling shareholders, or their pledgees.
(3)	The selling shareholders will pay this registration fee.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete, and may be changed. This prospectus is included in the registration statement that was filed by Saul Centers, Inc. with the Securities and Exchange Commission. The selling shareholders cannot sell their shares until that registration statement becomes effective. This prospectus is not an offer to sell the shares or the solicitation of an offer to buy the shares in any state where the offer or sale is not permitted.

Subject to Completion, Dated June 6, 2008

PROSPECTUS

Saul Centers, Inc.

7501 Wisconsin Avenue

Bethesda, Maryland 20814

(301) 986-6200

2,000,000 Shares of Common Stock

$.01 Par Value Per Share

This prospectus relates to 2,000,000 shares of our common stock that may be offered for sale or otherwise transferred from time to time by the selling shareholders named in this prospectus or their pledgees. We will not receive any proceeds from the sale of these shares by the selling shareholders or their pledgees.

Our common stock is traded on the New York Stock Exchange under the symbol “BFS.” On June 5, 2008, the last reported sale price of our common stock was $52.13 per share.

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page 15 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which is incorporated herein by reference, for risks relating to an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2008.

THE COMPANY

References to “we,” “us” or “our” refer to Saul Centers, Inc., Saul Holdings Limited Partnership, which we refer to as the “Partnership,” and their respective direct or indirect owned subsidiaries, unless the context otherwise requires. We conduct our business and operations through the Partnership and/or directly or indirectly owned subsidiaries. The term “you” refers to a prospective investor. We are the sole general partner of the Partnership and, as of March 31, 2008, owned a 76.6% common partnership interest in the Partnership and a 100% Series A and Series B preferred partnership interest in the Partnership. In addition, B. Francis Saul II, our Chairman and Chief Executive Officer, whom we refer to as Mr. Saul, family members of Mr. Saul, entities controlled by Mr. Saul and other affiliates of Mr. Saul, whom we collectively refer to as “The Saul Organization,” hold the remaining units of partnership interest in the Partnership, all of which are limited partnership interests.

We are a self-administered and self-managed real estate company operating as a real estate investment trust, or a REIT, for federal income tax purposes. Our primary business strategy is the ownership, management and development of income-producing properties. Our long-term objectives are to increase cash flow from operations and to maximize capital appreciation of our real estate.

As of March 31, 2008, our properties consisted of 46 operating shopping center properties, five predominantly office operating properties and six (non-operating) land or development properties.

Our principal executive offices are located at 7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814-6522 and our telephone number is (301) 986-6200. Our website address is www.saulcenters.com. The information contained in our website is not a part of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders listed below. The selling shareholders will pay all expenses related to the registration of the 2,000,000 shares that are included in this prospectus.

SELLING SHAREHOLDERS

Each of the selling shareholders is a member of The Saul Organization and is therefore an affiliate of B. Francis Saul II, our Chairman and Chief Executive Officer. The shares of common stock covered by this prospectus were acquired by the selling shareholders (i) in open-market purchases on the New York Stock Exchange, (ii) through reinvestment of dividends through our dividend reinvestment plan and (iii) in transactions relating to our initial public offering. The selling shareholders have pledged a substantial amount of their shares of our common stock and their units issued by the Partnership (which are convertible into shares of our common stock) to secure financing obtained by the selling shareholders. As a result, pledgees of the selling shareholders may use this registration statement to sell shares pledged to them as collateral in the event the selling shareholders were to default and the pledgees were to sell their collateral. The selling shareholders also may plan to pledge the remaining shares of our common stock and units held by them to secure additional financing.

The following table sets forth information as of June 5, 2008 with respect to beneficial ownership of common stock by the selling shareholders and has been provided to us by the selling shareholders.

Name	Shares Beneficially Owned Before Offering(1)	Percentage Beneficial Ownership Before Offering(1)	Number of Shares Offered by Selling Shareholder	Percentage Beneficial Ownership After Offering(1)
B.F. Saul Real Estate Investment Trust	4,912,991	27.9%	1,500,000	19.4%

Dearborn, L.L.C.	434,645	2.5%	180,000	1.5%

Westminster Investing Corporation	403,726	2.3%	320,000	0.5%

(1)	The ownership in Saul Centers reported above does not include units of limited partnership interest of the Partnership held by the selling shareholders. In general, units are convertible into shares of our common stock on a one-for-one basis. However, certain units held by the selling stockholders are not convertible into our common stock because our articles of incorporation limit beneficial and constructive ownership (defined by reference to various Code provisions) to 39.9% in value of our issued and outstanding equity securities, which we refer to as the ownership limit. As of June 5, 2008, The Saul Organization (which includes the selling stockholders) was at the ownership limit. Although The Saul Organization’s ownership was at the ownership limit as of June 5, 2008, as of such date, The Saul Organization continued to be able to purchase additional shares of our common stock because, for each additional share acquired, one fewer unit held by The Saul Organization would be convertible into shares of our common stock, and thus, the ownership limit would not be exceeded. Assuming the 2,550,866, 1,815,922 and 240,053 units held by B.F. Saul Real Estate Investment Trust, Dearborn, L.L.C. and Westminster Investing Corporation, respectively, as of June 5, 2008, were convertible into shares of our common stock, B.F. Saul Real Estate Investment Trust’s, Dearborn, L.L.C.’s and Westminster Investing Corporation’s beneficial ownership of Saul Centers common stock would be approximately 37.1%, 11.6% and 3.6%, respectively.

PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold by the selling shareholders, or by purchasers, transferees, donees, pledgees (including, but not limited to, Wells Fargo and U.S. Bank) or other successors in interest (all such persons shall be deemed “selling shareholders” for purposes of this Section), directly or through brokers, dealers, agents or underwriters who may receive compensation in the form of discounts, commissions or similar selling expenses paid by a selling shareholder or by a purchaser of the shares on whose behalf such broker-dealer or underwriter may act as agent. Sales and transfers of the shares may be effected from time to time in one or more transactions, in private or public transactions, on the New York Stock Exchange, in the over-the-counter market, in negotiated transactions or otherwise, at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at negotiated prices, without consideration or by any other legally available means. Any or all of the shares may be sold from time to time by means of (a) a block trade, in which a broker or dealer attempts to sell the shares as agent but may position and resell a portion of the shares as principal to facilitate the transaction; (b) purchases by a broker, dealer or underwriter as principal and the subsequent sale by such broker, dealer or underwriter for its account pursuant to this prospectus; (c) ordinary brokerage transactions (which may include long or short sales) and transactions in which the broker solicits purchasers; (d) the writing (sale) of put or call options on the shares; (e) the pledging of the shares as collateral to secure loans, credit or other financing arrangements and, upon any subsequent foreclosure, the disposition of the shares by the lender thereunder, directly or through brokers, dealers, agents or underwriters; and (f) any other legally available means.

To the extent required with respect to a particular offer or sale of the shares, a prospectus supplement or a post-effective amendment will be filed pursuant to the Securities Act, and will accompany this prospectus, to disclose (a) the number of shares to be sold, (b) the purchase price, (c) the name of any broker, dealer, agent or underwriter effecting the sale or transfer and the amount of any applicable discounts, commissions or similar selling expenses, (d) that a selling shareholder that is a pledgee intends to sell, directly or through brokers, dealers, agents or underwriters, more than 500 shares, and (e) any other relevant information.

The selling shareholders may transfer the shares by means of gifts, donations and contributions. This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 shares, then a prospectus supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as a selling shareholder and disclose any other relevant information. Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

In connection with distributions of the shares or otherwise, the selling shareholders may enter into hedging transactions with brokers, dealers or other financial institutions. In connection with such transactions, brokers, dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with selling shareholders. We have advised the selling shareholders that they may not use shares registered on this registration statement to cover short sales of our common stock prior to the date on which this registration statement shall have been declared effective by the Securities and Exchange Commission.

The selling shareholders and any broker-dealers who participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act and any discounts, commissions or similar selling expenses they receive and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, the selling shareholders have the right to sell the shares covered by this prospectus through underwriters. As a result, we have informed the selling shareholders that Regulation M, promulgated under the Exchange Act, may apply to sales by the selling shareholders in the market. We and the selling shareholders will agree to indemnify any broker, dealer, agent or underwriter that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. The aggregate net proceeds to the selling shareholders from the sale of the shares will be the purchase price of such shares less any discounts, concessions or commissions.

The selling shareholders are acting independently of us in making decisions with respect to the timing, price, manner and size of each sale. No broker, dealer, agent or underwriter has been engaged by the Company in connection with the distribution of the shares; however, if the shares are distributed they may be distributed through brokers, dealers, agents or underwriters. There is no assurance, therefore, that the selling shareholders will sell any or all of the shares. In connection with the offer and sale of the shares, we have agreed to make available to the selling shareholders copies of this prospectus and any applicable prospectus supplement and have informed the selling shareholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby.

The shares covered by this prospectus may qualify for sale pursuant to Section 4(1) of the Securities Act or Rule 144 promulgated thereunder, and may be sold pursuant to such provisions rather than pursuant to this prospectus.

We will not receive any proceeds from the sale of shares covered by this prospectus. The selling shareholders will pay all expenses related to the registration of the 2,000,000 shares that are included in this prospectus.

The Company and the selling shareholders have agreed to customary indemnification obligations with respect to the sale of common stock by use of this prospectus.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, a limited liability partnership.

EXPERTS

The consolidated financial statements of Saul Centers, Inc. appearing in Saul Centers, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2007 (including the schedule appearing therein), and the effectiveness of Saul Centers, Inc.’s internal control over financial reporting as of December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of internal control over financial reporting as of the respective dates given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the SEC. Our SEC filings are available to the public over an Internet website maintained by the SEC that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, the address of which is http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at:

•	Public Reference Section

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at (800) SEC-0330 for further information on the operating rules and procedures for the public reference room. Our common stock is listed on the New York Stock Exchange under the ticker symbol “BFS.” You may inspect our reports, proxy statements and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement (of which this prospectus is a part) on Form S-3 under the Securities Act of 1933 with respect to our securities. This prospectus does not contain all of the information set forth in the registration statement, including the exhibits and schedules thereto, certain parts of which are omitted as permitted by the rules and regulations of the SEC.

The SEC allows us to “incorporate by reference” the information we file with them, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of our prospectus, except for any information superseded by information in this prospectus. We incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act until the selling shareholders sell all of their shares. The following documents are specifically incorporated by reference in this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

•	Our Current Reports on Form 8-K filed with the SEC on March 27, April 30 and May 20, 2008; and

•

The description of our common stock contained in our Registration Statement on Form S-11 (File No. 33-4562) filed pursuant to the Securities Act of 1933, as amended, as incorporated by reference in our Registration Statement on Form 8-A filed pursuant to the Exchange Act, including any amendments or reports filed to update the description.

Copies of these filings are available at no cost on our website, www.saulcenters.com. Amendments to these filings will be posted to our website as soon as reasonably practical after filing with the SEC. In addition, you may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the registration statement. Please direct your request to:

Mr. Scott V. Schneider

Saul Centers, Inc.

7501 Wisconsin Avenue, Suite 1500

Bethesda, Maryland 20814

(301) 986-6200

Our prospectus does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in our prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved. You may get copies of the exhibits by contacting the person named above.

You should rely only on the information in our prospectus, any prospectus supplement and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus, any prospectus supplement or any incorporated document is accurate as of any date other than the date of the document.

PART II

Information Not Required In Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

Registration Fee	$4,004.67
Fees and Expenses of Transfer Agent and Registrar	1,000.00	*
Accountant’s Fees	5,000.00	*
Legal Fees	25,000.00	*
Printing and Engraving	2,500.00	*
Miscellaneous	5,000.00	*

Total	$42,504.67	(1)

(1)	The selling shareholders will pay this entire amount.
*	Estimated.

Item 15.	Indemnification of Directors and Officers.

Our articles and bylaws require us to indemnify to the fullest extent permitted by and under the applicable provisions of Maryland General Corporation Law any person who is or was, or who agrees to become, one of our directors or officers or, while one of our directors, is or was serving or agrees to serve, as a director, officer, partner, joint venturer, employee or trustee of another entity, who, by reason of his or her status or service as such was, or is threatened to be made a party, or otherwise involved in any proceeding. The indemnification extends to all losses suffered and all expenses actually and reasonably incurred in connection with any proceeding. The Maryland General Corporation Law provides that we may indemnify directors and officers unless (i) the director actually received an improper benefit or profit in money, property or services; (ii) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (iii) in a criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

Our articles of incorporation and bylaws require, as a condition to advancing expenses, (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by us and (ii) a written affirmation to repay the amount paid by us if it is determined that the director or officer was not entitled to indemnification.

Our officers and directors are also indemnified pursuant to the Partnership’s partnership agreement. We have also purchased an insurance policy which purports to insure our officers and directors against certain liabilities incurred by them in the discharge of their functions as such officers and directors, except for liabilities resulting from their own malfeasance.

Item 16.	Exhibits.

4.(a)	First Amended and Restated Articles of Incorporation of Saul Centers, Inc. filed with the Maryland Department of Assessments and Taxation on August 23, 1994 and filed as Exhibit 3.(a) of the 1993 Annual Report of the Company on Form 10-K are hereby incorporated by reference. Articles of Amendment to the First Amended and Restated Articles of Incorporation of Saul Centers, Inc., filed with the Maryland Department of Assessments and Taxation on May 28, 2004 and filed as Exhibit 3.(a) of the June 30, 2004 Quarterly Report of the Company is hereby incorporated by reference. Articles of Amendment to the First Amended and Restated Articles of Incorporation of Saul Centers, Inc., filed with the Maryland Department of Assessments and Taxation on May 26, 2006 and filed as Exhibit 3.(a) of the Company’s Current Report on Form 8-K filed May 30, 2006 is hereby incorporated by reference.

4.(b)	Amended and Restated Bylaws of Saul Centers, Inc. as in effect at and after August 24, 1993 and as of August 26, 1993 and filed as Exhibit 3.(b) of the 1993 Annual Report of the Company on Form 10-K are hereby incorporated by reference. Amendment No. 1 to Amended and Restate Bylaws of Saul Centers, Inc. adopted November 29, 2007 and filed as Exhibit 3(b) of the Company’s Current Report on Form 8-K filed December 3, 2007 is hereby incorporated by reference.

4.(c)	Articles Supplementary to First Amended and Restated Articles of Incorporation of the Company, dated October 30, 2003, filed as Exhibit 2 to the Company’s Current Report on Form 8-A dated October 31, 2003, is hereby incorporated by reference.

4.(d)	Articles Supplementary to First Amended and Restated Articles of Incorporation of the Company, as amended, dated March 26, 2008, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed March 27, 2008, is hereby incorporated by reference.

5	Opinion of Pillsbury Winthrop Shaw Pittman LLP (filed herewith).

23.(a)	Consent of Ernst & Young LLP (filed herewith).

23.(b)	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in its opinion filed as Exhibit 5 hereto).

24	Power of Attorney (contained on the signature page hereto).

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the undersigned registrant(s) pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland, on June 6, 2008.

SAUL CENTERS, INC.

By:	/s/ B. Francis Saul II
B. Francis Saul II
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of B. Francis Saul III and Scott V. Schneider as his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the securities under the Securities act of 1933 with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ B. Francis Saul II	Chairman of the Board and Chief	June 6, 2008
B. Francis Saul II	Executive Officer (principal executive officer)

/s/ B. Francis Saul III	President and Director	June 6, 2008
B. Francis Saul III

/s/ Scott V. Schneider	Senior Vice President, Chief	June 6, 2008
Scott V. Schneider	Financial Officer, Treasurer and Secretary (principal financial officer)

/s/ Kenneth D. Shoop	Vice President and Chief	June 6, 2008
Kenneth D. Shoop	Accounting Officer (principal accounting officer)

/s/ Philip D. Caraci	Vice Chairman	June 6, 2008
Philip D. Caraci

/s/ John E. Chapoton	Director	June 6, 2008
John E. Chapoton

/s/ Gilbert M. Grosvenor	Director	June 6, 2008
Gilbert M. Grosvenor

SIGNATURE	TITLE	DATE

/s/ Philip C. Jackson, Jr.	Director	June 6, 2008
Philip C. Jackson, Jr.

/s/ David B. Kay	Director	June 6, 2008
David B. Kay

/s/ General Paul X. Kelley USMC (Ret.)	Director	June 6, 2008
General Paul X. Kelley USMC (Ret.)

/s/ Charles R. Longsworth	Director	June 6, 2008
Charles R. Longsworth

/s/ Patrick F. Noonan	Director	June 6, 2008
Patrick F. Noonan

/s/ Mark Sullivan III	Director	June 6, 2008
Mark Sullivan III

/s/ James W. Symington	Director	June 6, 2008
James W. Symington

/s/ John R. Whitmore	Director	June 6, 2008
John R. Whitmore

EXHIBIT INDEX

Exhibit Number	Description
4.(a)	First Amended and Restated Articles of Incorporation of Saul Centers, Inc. filed with the Maryland Department of Assessments and Taxation on August 23, 1994 and filed as Exhibit 3.(a) of the 1993 Annual Report of the Company on Form 10-K are hereby incorporated by reference. Articles of Amendment to the First Amended and Restated Articles of Incorporation of Saul Centers, Inc., filed with the Maryland Department of Assessments and Taxation on May 28, 2004 and filed as Exhibit 3.(a) of the June 30, 2004 Quarterly Report of the Company is hereby incorporated by reference. Articles of Amendment to the First Amended and Restated Articles of Incorporation of Saul Centers, Inc., filed with the Maryland Department of Assessments and Taxation on May 26, 2006 and filed as Exhibit 3.(a) of the Company’s Current Report on Form 8-K filed May 30, 2006 is hereby incorporated by reference.

4.(b)	Amended and Restated Bylaws of Saul Centers, Inc. as in effect at and after August 24, 1993 and as of August 26, 1993 and filed as Exhibit 3.(b) of the 1993 Annual Report of the Company on Form 10-K are hereby incorporated by reference. Amendment No. 1 to Amended and Restate Bylaws of Saul Centers, Inc. adopted November 29, 2007 and filed as Exhibit 3(b) of the Company’s Current Report on Form 8-K filed December 3, 2007 is hereby incorporated by reference.

4.(c)	Articles Supplementary to First Amended and Restated Articles of Incorporation of the Company, dated October 30, 2003, filed as Exhibit 2 to the Company’s Current Report on Form 8-A dated October 31, 2003, is hereby incorporated by reference.

4.(d)	Articles Supplementary to First Amended and Restated Articles of Incorporation of the Company, as amended, dated March 26, 2008, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed March 27, 2008, is hereby incorporated by reference.

5	Opinion of Pillsbury Winthrop Shaw Pittman LLP (filed herewith).

23.(a)	Consent of Ernst & Young LLP (filed herewith).

23.(b)	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in its opinion filed as Exhibit 5 hereto).

24	Power of Attorney (contained on the signature page hereto).